EXHIBIT 32.2
FOX & HOUND RESTAURANT GROUP
REPORT ON FORM 10Q SEPTEMBER 6, 2005
CERTIFICATION BY JAMES K. ZIELKE PURSUANT TO
18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     The undersigned, Chief Financial Officer of Fox & Hound Restaurant Group (the “Company”), hereby certifies, to the best of my knowledge, that the Form 10-Q of the Company for the quarter ended September 6, 2005 (the “Periodic Report”) accompanying this certification fully complies with the requirements of the Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date October 17, 2005	/s/ James K. Zielke
James K. Zielke
Chief Financial Officer, Secretary and Treasurer